Independent Auditors' Consent


The Board of Directors
Synovus Financial Corp.

We consent to incorporation by reference in the Registration Statements (No. 2-93472 and No. 33-60473) on Form S-8 of Synovus Financial Corp. of our report dated March 1, 2002, relating to the statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2001 and 2000, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 11-K of the Synovus Financial Corp. Employee Stock Purchase Plan, included as Exhibit 99.1 to the December 31, 2001 annual report on Form 10-K/A of Synovus Financial Corp.


/s/KPMG LLP



Atlanta, Georgia
April 9, 2002

                          Independent Auditors' Consent


The Board of Directors
Synovus Financial Corp.

We consent to incorporation by reference in the Registration Statements (No. 2-94639 and No. 33-60475) on Form S-8 of Synovus Financial Corp. of our report dated March 1, 2002, relating to the statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2001 and 2000, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 11-K of the Synovus Financial Corp. Director Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2001 annual report on Form 10-K/A of Synovus Financial Corp.


/s/KPMG LLP



Atlanta, Georgia
April 9, 2002

                                  Exhibit 23.1